CONSENT AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

CONSENT AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of April 17, 2015 (this “Amendment”), to the Loan and Security Agreement, dated as of February 28, 2013, as amended by the First Amendment to Loan and Security Agreement dated as of March 28, 2013, and the Second Amendment to Loan and Security Agreement dated as of July 9, 2014 (as amended, the “Loan Agreement”), between ACF FinCo I LP, as assignee of Keltic Financial Partners II, LP, a Delaware limited partnership (the “Lender”), and Hooper Holmes, Inc., a New York corporation (the “Borrower”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender are parties to the Loan Agreement, under which the Lender has agreed to make, and has made, Loans and other financial accommodations to the Borrower on the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower has formed Hooper Wellness, LLC, a Kansas limited liability company (“Hooper Wellness”), as a wholly owned subsidiary of the Borrower, and Hooper Wellness has formed Jefferson Acquisition, LLC, a Kansas limited liability company (“Jefferson Acquisition”) as a wholly owned subsidiary of Hooper Wellness; and
WHEREAS, the Borrower has requested that the Lender (i) consent to, among other things, (A) the purchase by Jefferson Acquisition of substantially all of the assets of Accountable Health Solutions, Inc. and certain assets of Accountable Health, Inc. and the conduct of business by Jefferson Acquisition following such purchase (collectively, the “Acquisition”), (B) the incurrence of Indebtedness by the Borrower in the form of a junior term loan in the principal amount of $5,000,000 (the “SWK Indebtedness”) to SWK Funding LLC (“SWK”) to finance, in part, the Acquisition and (C) the granting of security interests by the Borrower, Jefferson Acquisition, Hooper Wellness, Hooper Distribution Services, LLC (“Hooper Distribution”), Hooper Information Services, Inc. (“Hooper Information”), Mid-America Agency Services, Incorporated (“Mid-America”), TEG Enterprises, Inc. (“TEG Enterprises”) and Hooper Kit Services, LLC (“Hooper Kit Services,” and together with Jefferson Acquisition, Hooper Wellness, Hooper Distribution, Hooper Information, Mid-America and TEG Enterprises, the “Hooper Subsidiaries”) to SWK to secure the SWK Indebtedness (the “Junior Security Interests”), which shall be junior to the security interests of the Lender in the assets of the Borrower, Jefferson Acquisition and Hooper Wellness and (ii) agree to amend certain provisions of the Loan Agreement, in each case on the terms and conditions set forth herein.
NOW, THEREFORE, the Lender and the Borrower agree as follows:

SECTION 1.Consent. Effective as of the date hereof, subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions of effectiveness specified in Section 3 hereof, the Lender consents:

(a)    to the Acquisition, to the extent it is prohibited by Section 8.2 of the Loan Agreement;
(b)    to the incurrence by the Borrower of the SWK Indebtedness, to the extent it is prohibited by Section 8.1 of the Loan Agreement; and
(c)    to the granting by the Borrower and the Hooper Subsidiaries of the Junior Security Interests, to the extent it is prohibited by the Loan Documents.

SECTION 2.    Amendments to the Loan Agreement. Effective as of the date hereof, subject to the terms and conditions hereof, including, without limitation, the satisfaction of the conditions of effectiveness specified in Section 3 hereof, the Loan Agreement is amended as follows:

(a)    Section 2.1(a) of the Loan Agreement is amended by deleting “TEN MILLION AND 00/100 DOLLARS ($10,000,000.00)” and substituting therefor “SEVEN MILLION AND 00/100 DOLLARS ($7,000,000.00)”.

(b)    Clause (c) of Section 3.7 of the Loan Agreement is amended and restated as follows:

“(c) at the time of such prepayment, repayment, demand or acceleration Borrower shall pay liquidated damages to Lender in an amount equal to the Revolving Credit Limit multiplied by (i) three percent (3.00%) if such prepayment, repayment, demand or acceleration occurs prior to the fourth (4th) anniversary of the Effective Date, (ii) two percent (2.00%) if such prepayment, repayment, demand or acceleration occurs on or after the fourth (4th) anniversary of the Effective Date but prior to the fifth (5th) anniversary of the Effective Date, and (iii) one percent (1.00%) if such prepayment, repayment, demand or acceleration occurs on or after the fifth (5th) anniversary of the Effective Date but prior to the sixth (6th) anniversary of the Effective Date”.

(c)    Article 6 is amended by adding at the end thereof the following new section:

“6.11. Reports to other Lenders. Substantially simultaneously with the delivery thereof to any other lender to the Borrower, copies of all reports, financial statements, certificates or other documents delivered to such other lender.”

(d)    Section 8.19 of the Loan Agreement is amended and restated in its entirety as follows:

“8.19. Capital Expenditures. Unfunded Capital Expenditures to exceed, individually or in the aggregate, $1,500,000 in Fiscal Year 2015, $1,750,000 in Fiscal Year 2016, and $2,000,000 in Fiscal Year 2017 and each Fiscal Year thereafter.”
Section 8.20 of the Loan Agreement is amended and restated in its entirety as follows:
“8.20. EBITDA. Permit EBITDA as of and for:
The Twelve (12) consecutive calendar month period ending on September 30, 2015, to be less than Negative Three Million and 00/100 Dollars ($3,000,000.00);
The Fiscal Year ending on December 31, 2015, to be less than Eight Hundred Thousand and 00/100 Dollars -- $800,000.00; and
The Twelve (12) consecutive calendar month period ending on March 31, 2016, to be less than One Million Eight Hundred Fifty Thousand and 00/100 Dollars -- $1,850,000.00;
The Twelve (12) consecutive calendar month period ending on June 30, 2016, to be less than Two Million Seven Hundred Thousand and 00/100 Dollars -- $2,700,000.00;
The Twelve (12) consecutive calendar month period ending on September 30, 2016, to be less than Three Million Four Hundred Thousand and 00/100 Dollars -- $3,400,000.00;
The Fiscal Year ending on December 31, 2016, to be less than Four Million Four Hundred Thousand and 00/100 Dollars -- $4,400,000.00; and
▪For each twelve (12) consecutive calendar month period ending on the last day of each Fiscal Quarter thereafter, to be less than Four Million Four Hundred Thousand and 00/100 Dollars -- $4,400,000.00.”
(e)    The definition of “Revolving Credit Termination Date” in the Definitions Schedule is amended by deleting “third (3rd)” and substituting therefor “sixth (6th)”.

(f)     The Disclosure Schedule is amended and restated in the form of Annex I hereto.

SECTION 3.    Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Lender shall have received each of the following which, in the case of documents, shall be in form and substance satisfactory to the Lender and dated the date hereof or as of an earlier date acceptable to the Lender:
(i)    a counterpart of this Amendment, Authenticated by the Borrower;
(ii)    a security agreement, in substantially the form of Exhibit A hereto, Authenticated by the Hooper Subsidiaries;
(iii)    a joinder to the Guaranty, in substantially the form of Exhibit B hereto, Authenticated by Jefferson Acquisition and Hooper Wellness;
(iv)    a joinder and amendment to the pledge agreement, in substantially the form of Exhibit C hereto, Authenticated by the Borrower and Hooper Wellness;
(v)    an amended and restated promissory note in the maximum principal amount of $7,000,000, in substantially the form of Exhibit D hereto, Authenticated by the Borrower;
(vi)    an intercreditor agreement, in substantially the form of Exhibit E hereto, duly executed by SWK and acknowledged by the Borrower and the Hooper Subsidiaries;
(vii)    copies of all agreements, instruments and other documents executed or delivered by the Borrower and the Hooper Subsidiaries in connection with the Acquisition, the incurrence of the SWK Indebtedness and the granting of the Junior Security Interests, certified by the Secretary or an Assistant Secretary of the Borrower;
(viii)    a certificate of an officer or the managing member, as the case may be, of each of the Borrower and the Hooper Subsidiaries certifying (A) that attached thereto are true and complete copies of (I) the certificate of incorporation or formation, as the case may be, of the Borrower or such Hooper Subsidiary, (II) the bylaws or limited liability company agreement, as the case may be, of the Borrower or such Hooper Subsidiary and (III) the resolutions or a unanimous written consent of the board of directors or the managers of the Borrower or such Hooper Subsidiary, as the case may be, authorizing the execution, delivery and performance of this Amendment and the other agreements, instruments and documents delivered in connection herewith and with the Acquisition to which the Borrower or such Hooper Subsidiary is a party and (B) the incumbency, names and true signatures of the officers or managers, as the case may be, of the Borrower or such Hooper Subsidiary authorized to sign this Amendment and the other agreements, instruments and documents delivered in connection herewith to which the Borrower or such Hooper Subsidiary is a party;
(ix)    payment of an amendment fee in the amount of $105,000, which shall be deemed fully earned when paid and shall be non-refundable under any circumstance; and
(x)     payment of the costs and expenses (including, without limitation, attorneys’ fees) incurred by the Lender in connection with the preparation, execution and delivery of this Amendment and the agreements, instruments and documents delivered hereunder.
SECTION 4.    Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)    No Default or Event of Default has occurred and is continuing, and all of the representations set forth in Article 5 of the Loan Agreement and in the other Loan Documents are true and complete as of the date of this Amendment (except any such representation which is as of a specified date, which is accurate and complete as of such date).

(b)    The execution, delivery and performance by the Borrower of this Amendment and the agreements, instruments and other documents executed in connection herewith (i) are within the Borrower’s corporate power, (ii) have been duly authorized by all necessary or proper actions of or pertaining to the Borrower (including the consent of directors, officers, or shareholders, as applicable), (iii) are not in contravention of (A) any agreement or indenture to which the Borrower is a party or by which the Borrower is bound, (B) the Borrower’s Charter Documents, (C) any provision of law, or (D) any order, writ, judgment, injunction, or decree of any court of competent jurisdiction binding on the Borrower or its property and (iv) do not require the consent or approval of any Governmental Unit or any other Person that has not been obtained and furnished to the Lender.

(c)    No authorization, approval or other action by, and no notice to or filing with, any Person is required for the due execution, delivery and performance by the Borrower of this Amendment or any of the agreements, instruments and other documents executed in connection herewith.

(d)    This Amendment and the Loan Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

SECTION 5.    Reference to and Effect on the Loan Agreement.

(a)    On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” and words of like import, and each reference in the other Loan Documents to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

(b)    Except as specifically waived or amended above, (i) the Loan Agreement and each other Loan Document shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto and (ii) the Lender shall not be deemed to have waived any rights or remedies it may have under the Loan Agreement, any other Loan Document or applicable law.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to any right, power or remedy of the Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.

(d)    This Amendment constitutes a Loan Document.

SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 7.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED ENTIRELY IN SUCH STATE WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective general partner or officer thereunto duly authorized, as of the date first above written.
LENDER:

ACF FINCO I LP, as assignee of Keltic Financial Partners II, LP

By: /s/ Oleh Szczupak
Name: Oleh Szczupak
Title:    Vice President

BORROWER:

HOOPER HOLMES, INC.

By: /s/ Henry E. Dubois
Name: Henry E. Dubois
Title:    President

SECTION 8.
ANNEX I

DISCLOSURE STATEMENT